 Exhibit 99.1

Squarespace Announces Second Quarter 2021 Financial Results

NEW YORK, August 9, 2021 — Squarespace, Inc. (NYSE: SQSP), the all-in-one website building and ecommerce platform that enables millions to build a brand and transact with their customers in an impactful and beautiful online presence, today announced results for its second quarter ended June 30, 2021.

“We are incredibly proud of the results in our first quarter as a publicly traded company,” said Squarespace Founder & CEO Anthony Casalena. “The market opportunity for the Squarespace platform remains large and growing, especially as we expand into helping support the many ways our customers around the world transact online.”

“We reported record revenue this quarter, driven in large part by the strong growth in our Commerce offering. Our blend of scale, growth, and profitability continues to provide the flexibility to invest in new areas while achieving durable growth. As a result, we are raising our full year guidance across total revenue and unlevered free cash flow,” said Marcela Martin, Squarespace’s CFO.

Second Quarter 2021 Financial Highlights

●	Total Revenue in the quarter was $196.0 million, up 31% year-over-year
○	Commerce Revenue in the quarter was $58.7 million, up 72% year-over-year
●	Total annual run rate revenue (ARRR) increased to $777.9 million, up 28% year-over-year
●	Unique Subscriptions reached 3.9 million in the quarter, up 15% year-over-year, while average revenue per unique subscription (ARPUS) grew to $193, up 6% year-over-year
●	Net loss in the quarter was $234.5 million vs. net income of $18.5 million a year ago, primarily due to Direct Listing related expenses, totaling $254.6 million
●	Adjusted EBITDA in the quarter was $42.6 million, up from $39.5 million a year ago
●	Cash flow from operating activities was $8.7 million (which includes $25.3 million in fees related to the Direct Listing), down from $46.4 million a year ago
○	Non-GAAP unlevered free cash flow was $10.3 million, down from $47.3 million a year ago
●	At June 30, 2021, cash and cash equivalents were $160.1 million, investments in marketable securities was $36.6 million, total debt was $533.0 million.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

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Upcoming Analyst Day

We are pleased to announce that Squarespace intends to host our first ever Analyst Day, as a public company, during the first half of November of this year after we report our third quarter financial results. The company’s senior leadership team will host a series of presentations and participate in a Q&A session. More details will follow.

Outlook & Guidance

For the third quarter of fiscal year 2021, Squarespace currently expects:

●	Revenue of $193 million to $198 million, representing year-over-year growth of 19% to 22%.
●	Non-GAAP unlevered free cash flow of $21.3 million to $24.5 million. This is the result of:
○	Cash flow from operating activities of $24.0 million to $27.5 million, minus
○	Capital expenditures, expected in the range of $5.5 million to $6.0 million; plus
○	Cash paid for interest expense net of associated tax benefit, expected in the range of $2.8 million to $3.0 million.

For the full fiscal year 2021, Squarespace currently expects:

●	Revenue of $772 million to $780 million, representing year-over-year growth of 24% to 26%.
●	Non-GAAP unlevered free cash flow (uFCF) of $102 million to $116 million. This is the result of:
○	Cash flow from operating activities of $103 million to $118 million, minus
○	Capital expenditures, expected in the range of $12 million to $14 million; plus
○	Cash paid for interest expense net of associated tax benefit, expected in the range of $11 million to $12 million.

Webcast Conference Call Information

Squarespace will host a conference call on August 9, 2021 at 5:00 p.m. ET (2:00 p.m. PT) to discuss its financial results. A live webcast of the event will be available in the Events & Presentations section of the Squarespace Investor Relations website at investors.squarespace.com. An archived replay of the webcast will be available following the conclusion of the call.

Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance. We calculate adjusted EBITDA as net income/(loss) excluding interest expense, other income/(loss), net, provision for/(benefit from) income taxes, depreciation and amortization, stock-based compensation expense and other items that we do not consider indicative of our ongoing operating performance.

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Unlevered free cash flow is a supplemental liquidity measure that the Company's management uses to evaluate its core operating business and its ability to meet its current and future financing and investing needs. Unlevered free cash flow is defined as cash flow from operating activities, including one-time expenses related to the Company's direct listing, less cash paid for capital expenditures increased by cash paid for interest expense net of the associated tax benefit.

Adjusted EBITDA and unlevered free cash flow are not prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") and have important limitations as an analytical tool. Non-GAAP financial measures are supplemental, should only be used in conjunction with results presented in accordance with GAAP and should not be considered in isolation or as a substitute for such GAAP results.

Definitions of Key Operating Metrics

Annual run rate revenue (“ARRR”). We calculate ARRR as the monthly revenue from subscription fees and revenue generated in conjunction with associated fees (fees taken or assessed in conjunction with commerce transactions) in the last month of the period multiplied by 12. We believe that ARRR is a key indicator of our future revenue potential. However, ARRR should be viewed independently of revenue, and does not represent our GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by subscription start and end dates and renewal rates. ARRR is not intended to be a replacement or forecast of revenue.

Unique subscriptions represent the number of unique sites, standalone scheduling subscriptions, Unfold (social) and hospitality subscriptions, as of the end of a period. A unique site represents a single subscription and/or group of related subscriptions, including a website subscription and/or a domain subscription, and other subscriptions related to a single website or domain. Every unique site contains at least one domain subscription or one website subscription. For instance, an active website subscription, a custom domain subscription and a Google Workspace subscription that represent services for a single website would count as one unique site, as all of these subscriptions work together and are in service of a single entity’s online presence. Unique subscriptions do not account for one-time purchases in Unfold or for hospitality services. The total number of unique subscriptions is a key indicator of the scale of our business and is a critical factor in our ability to increase our revenue base.

Average revenue per unique subscription (“ARPUS”). We calculate ARPUS as the total revenue during the preceding 12-month period divided by the average of the number of total unique subscriptions at the beginning and end of the period. We believe ARPUS is a useful metric in evaluating our ability to sell higher-value plans and add-on subscriptions.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding the Squarespace’s future operating results and financial position, including for its third fiscal quarter ended September 30, 2021 and its fiscal year ended December 31, 2021. The words "believe," "may," "will," "estimate," "potential," "continue," "anticipate," "intend," "expect," "could," "would," "project," "plan," "target," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to: the Company's ability to attract and retain customers and expand their use of its platform; the Company's ability to improve and enhance the functionality, performance, reliability, design, security and scalability of its solutions; the Company's ability to compete successfully against current and future competitors; the impact of the COVID-19 pandemic on the Company; the Company's ability to protect or promote its brand; the Company's ability to generate new customers through its marketing and selling activities; the Company's ability to hire, integrate and retain its personnel; the reliability, security and performance of the Company's software; the Company's ability to adapt to changes to technologies used in its platform or new versions or upgrades of operating systems and internet browsers; the Company's compliance with privacy and data protection laws and regulations as well as contractual privacy and data protection obligations; and risks associated with international sales and the use of the Company's platform in various countries. It is not possible for the Company's management to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. In light of these risks, uncertainties, and assumptions, the Company's actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are included in the Company's filings with the Securities and Exchange Commission ("SEC") including its final prospectus filed on May 19, 2021 with the SEC. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

About Squarespace

Squarespace is a leading all-in-one website building and ecommerce platform that enables millions to build a brand and transact with their customers in an impactful and beautiful online presence. Our suite of products enables anyone at any stage of their journey to manage their projects and businesses through websites, domains, ecommerce, marketing tools, and scheduling, along with tools for managing a social media presence with Unfold and hospitality business management via Tock. Squarespace democratizes access to best-in-class design, helping our customers in approximately 200 countries and territories maintain consistent branding across all digital touchpoints to stand out online. Our team of more than 1,400 is headquartered in downtown New York City, with offices in Dublin, Ireland, Portland, Oregon, Los Angeles, California and Chicago, Illinois.

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Contacts

Investors

Christopher Chiou

investors@squarespace.com

Media

Amanda Cowie

press@squarespace.com

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 CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$160,142	$57,891
Restricted cash	27,308	-
Investment in marketable securities	36,582	37,462
Accounts receivable, net	8,416	7,516
Due from vendors	2,200	-
Prepaid expenses and other current assets	48,839	37,384
Total current assets	283,487	140,253
Property and equipment, net	45,979	49,249
Deferred income taxes	6,823	7,773
Goodwill	421,076	83,171
Intangible assets, net	102,342	18,868
Other assets	7,525	7,452
Total assets	$867,232	$306,766

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$14,895	$16,758
Accrued liabilities	62,622	46,779
Deferred revenue	238,888	210,392
Funds payable to customers	29,508	-
Debt, current portion	13,586	13,586
Deferred rent and lease incentives, current portion	1,265	1,197
Total current liabilities	360,764	288,712
Debt, non-current portion	519,400	525,752
Deferred rent and lease incentives, non-current portion	24,667	24,856
Other liabilities	551	262
Total liabilities	905,382	839,582
Commitments and contingencies
Redeemable convertible preferred stock, par value of $0.0001; zero and 118,117,738 shares authorized as of June 30, 2021 and December 31, 2020, respectively; zero and 104,446,332 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	-	131,390
Preferred stock, par value of $0.0001; 100,000,000 and zero shares authorized as of June 30, 2021 and December 31, 2020, respectively; zero shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	-	-
Stockholders’ deficit:
Class A common stock, par value of $0.0001; 1,000,000,000 and 159,000,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 90,149,966 and 8,903,770 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	9	1
Class B common stock, par value of $0.0001; 100,000,000 and 93,782,222 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 48,344,755 and 14,368,532 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	5	1
Class C common stock (authorized March 15, 2021), par value of $0.0001; zero shares authorized as of June 30, 2021 and December 31, 2020, respectively; zero shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	-	-
Class C common stock (authorized May 10, 2021), par value of $0.0001; 1,000,000,000 and zero shares authorized as of June 30, 2021 and December 31, 2020, respectively; zero shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	-	-
Additional paid in capital	871,350	9,043
Accumulated other comprehensive income	1,870	2,455
Accumulated deficit	(911,384)	(675,706)
Total stockholders’ deficit	(38,150)	(664,206)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$867,232	$306,766

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$196,010	$149,640	$375,656	$286,514
Cost of revenue (1)	32,501	23,845	59,909	47,616
Gross profit	163,509	125,795	315,747	238,898
Operating expenses:
Research and product development (1)	48,912	36,032	90,923	72,118
Marketing and sales (1)	70,784	51,254	168,756	126,834
General and administrative (1)	284,730	11,823	304,246	25,609
Total operating expenses	404,426	99,109	563,925	224,561
Operating (loss)/income	(240,917)	26,686	(248,178)	14,337
Interest expense	(2,827)	(2,456)	(6,087)	(5,586)
Other (loss)/income, net	(1,201)	(1,319)	2,392	(114)
(Loss)/income before benefit from/(provision for) income taxes	(244,945)	22,911	(251,873)	8,637
Benefit from/(provision for) income taxes	10,413	(4,372)	16,195	(230)
Net (loss)/income	$(234,532)	$18,539	$(235,678)	$8,407
Less: accretion of redeemable convertible preferred stock to redemption value	-	(1,196)	-	(2,377)
Less: undistributed earnings to participating securities	-	(14,297)	-	(4,978)
Net (loss)/income attributable to Class A, Class B, and Class C common stockholders, basic	$(234,532)	$3,046	$(235,678)	$1,052
Add: reallocation of net income attributable to participating securities	-	764	-	278
Net (loss)/income attributable to Class A, Class B, and Class C common stockholders, dilutive	$(234,532)	$3,810	$(235,678)	$1,330

Net (loss)/income per share attributable to Class A, Class B, and Class C common stockholders, basic	$(3.22)	$0.14	$(4.54)	$0.05
Net (loss)/income per share attributable to Class A, Class B, and Class C common stockholders, dilutive	$(3.22)	$0.13	$(4.54)	$0.04
Weighted-average shares used in computing net (loss)/income per share attributable to Class A, Class B, and Class C stockholders, basic	72,900,951	22,247,105	51,879,264	22,062,674
Weighted-average shares used in computing net (loss)/income per share attributable to Class A, Class B, and Class C stockholders, diluted	72,900,951	29,402,966	51,879,264	29,552,132

(1)	Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cost of revenue	$380	$205	$655	$366
Research and product development	8,245	5,269	15,038	9,946
Marketing and sales	1,569	782	2,741	1,423
General and administrative (a)	240,319	1,012	241,931	3,435
Total stock-based compensation	$250,513	$7,268	$260,365	$15,170

(a)	During the three and six months ended June 30, 2021, we incurred $229.3 million of additional stock-based compensation expense associated with the lapse of vesting conditions upon consummation of the Direct Listing.

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CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30, 2020
	2021	2020
OPERATING ACTIVITIES:
Net (loss)/income	$(235,678)	$8,407
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation and amortization	16,232	11,188
Stock-based compensation	260,365	15,170
Deferred income taxes	(16,981)	-
Other	565	2,028
Changes in operating assets and liabilities:
Accounts receivable and due from vendors	(105)	(4,636)
Prepaid expenses and other current assets	(10,786)	15,282
Accounts payable and accrued liabilities	4,260	16,769
Deferred revenue	30,766	35,986
Funds payable to customers	10,097	-
Deferred rent and lease incentives	(133)	764
Other operating assets and liabilities	221	(2,044)
Net cash provided by operating activities	58,823	98,914
INVESTING ACTIVITIES:
Proceeds from the sale and maturities of marketable securities	14,805	46,489
Purchases of marketable securities	(14,181)	(36,636)
Purchase of property and equipment	(2,415)	(2,218)
Cash paid for acquisitions, net of acquired cash	(202,515)	-
Other	-	(49)
Net cash (used in)/provided by investing activities	(204,306)	7,586
FINANCING ACTIVITIES:
Principal payments on debt	(6,793)	(4,375)
Contingent consideration paid for acquisition	-	(15,000)
Taxes paid related to net share settlement of equity awards	(25,735)	(10,820)
Proceeds from exercise of stock options	3,566	627
Proceeds from issuance of Class C (authorized on March 15, 2021) common stock, net of issuance costs	304,409	-
Dividends paid	(367)	-
Net cash provided by/(used in) financing activities	275,080	(29,568)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(38)	14
Net increase in cash, cash equivalents, and restricted cash	129,559	76,946
Cash, cash equivalents, and restricted cash at the beginning of the period	57,891	43,649
Cash, cash equivalents, and restricted cash at the end of the period	$187,450	$120,595

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$160,142	$120,595
Restricted cash	27,308	-
Cash, cash equivalents, and restricted cash at the end of the period	$187,450	$120,595

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
Cash paid during the year for interest	$5,628	$5,215
Cash paid during the year for income taxes, net of refunds	$1,080	$908

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCE ACTIVITIES
Purchases of property and equipment included in accounts payable and accrued expenses	$1,090	$204
Capitalized stock-based compensation	$42	$70
Issuance of Class C (authorized on March 15, 2021) common stock for acquisition	$188,179	$-
Receivables for exercise of stock options included in prepaid expenses and other current assets	$103	$-

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

(unaudited)

The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income/(loss)	$(234,532)	$18,539	$(235,678)	$8,407
Interest expense	2,827	2,456	6,087	5,586
Provision for/(benefit from) income taxes	(10,413)	4,372	(16,195)	230
Depreciation and amortization	7,726	5,551	16,232	11,188
Stock-based compensation expense	250,513	7,268	260,365	15,170
Other income/(loss), net	1,201	1,319	(2,392)	114
Direct listing costs	25,318	-	25,318	-
Adjusted EBITDA	$42,640	$39,505	$53,737	$40,695

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$8,692	$46,445	$58,823	$98,914
Cash paid for capital expenditures	(1,758)	(944)	(2,415)	(2,218)
Free cash flow	6,934	45,501	56,408	96,696
Cash paid for interest, net of the associated tax benefit	3,320	1,769	5,628	3,938
Unlevered free cash flow	$10,254	$47,270	$62,036	$100,634

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